Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in this Amended Registration Statement on Form S-3 of Pet DRx Corporation of our report, dated March 31, 2009, relating to our audits of the consolidated financial statements, included and incorporated by reference in the Annual Report on Form 10-K/A of Pet DRx Corporation for the year ended December 31, 2008.
We also consent to the reference to our firm under the caption “Experts” in such Prospectus.
/s/ SingerLewak LLP
SingerLewak LLP
Irvine, CA
October 7, 2009